Exhibit 10.24

Execution Copy

MASTER PROCUREMENT AGREEMENT

BETWEEN

ARBINET-THEXCHANGE, INC.

AND

SANTERA SYSTEMS INC.

Confidential Information of Santera Systems Inc.

MASTER PROCUREMENT AGREEMENT

This MASTER PROCUREMENT AGREEMENT (“Agreement”), dated as of March 7, 2003 (“Effective Date”), is between Santera Systems Inc., a Delaware corporation (“Santera”), and Arbinet-thexchange, Inc., a Delaware corporation (“Customer”). This Agreement documents the terms and conditions under which Santera will sell to Customer, and Customer will purchase from Santera, Products, Services and the right to use Licensed Materials. The parties may mutually agree from time to time to modify this Agreement for specific Products, Services, or Licensed Materials and such modification shall be documented in a separate, written supplement (“Addenda”). Exhibit A contains the definitions of certain capitalized terms used in this Agreement. Other terms used in this Agreement, its exhibits and all Addenda, may be defined where they first appear and have the respective meanings there indicated.

ARTICLE 1. GENERAL

1.1 Representatives. Santera shall designate an individual who will be authorized to act as Santera’s primary contact in dealing with Customer and who will have the power and authority with respect to actions taken by Santera under this Agreement (“Santera Representative”). Customer shall designate an individual who will be authorized to act as Customer’s primary contact in dealing with Santera and who will have the power and authority with respect to actions taken by Customer under this Agreement (“Customer Representative”).

ARTICLE 2. PURCHASE ORDERS

2.1 Issuance and Acceptance of Purchase Orders. To purchase and/or license Products, Licensed Materials and/or Services, Customer must submit a written purchase order specifying each of the following, if applicable: (i) the types and quantities of Products, Licensed Materials and/or Services; (ii) the applicable prices, charges and fees with respect to such Products, Services and/or Licensed Materials; (iii) the addresses for delivery, performance and installation (“Delivery Location”); (iv) the incorporation by reference of this Agreement; (v) the requested date(s) of shipment; and (vi) any other information required under this Agreement to be included in a purchase order. All purchase orders will be governed by and cannot alter the terms and conditions of this Agreement. Santera will accept a purchase order by providing to Customer written acceptance of such purchase order. Santera will use commercially reasonable efforts to provide such confirmation within ten (10) business days of receipt of the purchase order. A purchase order accepted in accordance with this Section 2.1 shall be referred to herein as a “Purchase Order.”

2.2 Purchase Order Alterations. Customer may request changes to a Purchase Order (“Change Purchase Order Request”) that Santera has previously accepted. In response to a Change Purchase Order Request, Santera may provide written quotations, including any changes to prices, license fees, shipment or completion dates. A Change Purchase Order Request shall only be valid if mutually agreed upon in writing by Santera and Customer. If a Customer requested change results in a delay of a scheduled shipment or installation date, then Santera shall have the right to place such product in storage facility and Customer shall be liable for all additional transportation, loading and storage cost incurred by Santera. Storage of Product shall be deemed to constitute shipment of such Product for the purposed of invoicing and the passage of title and risk of loss.

2.3 Customer Forecast. On a quarterly basis, Customer may, at its sole discretion, submit to Santera a 12- month rolling forecast of Products that Customer anticipates purchasing.

ARTICLE 3. PRICE AND PAYMENT

3.1 Price for Products, Licensed Materials and/or Services. Prices for the Products, Licensed Materials and/or Services shall be as set forth in Exhibit B to this Agreement (the “Price” or “Prices”). Prices will not be increased by Santera throughout the Intial Term of this Agreement, except for Service pricing which may be increased once each annual period upon thirty (30) days prior written notice to Customer; provided that Santera may not increase Service Prices by an amount in excess of ten percent (10%) per year.

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3.1.1 The Price and configuration of the initial system being purchased by Customer under this Agreement (the “Initial System”) are set forth in Customer’s Purchase Order number 1505, dated January 23, 2003. The version of Software provided with the Initial System will be BCO 2.0. A description of the benefits provided as part of BCO 2.0 is set forth in Exhibit D.

3.2 Modifications to Prices. In the event of any change in the specifications, or in manufacturing or delivery processes, as a result of governmental requirements, Santera may, upon thirty (30) days prior notice to Customer, adjust its Prices to cover Santera’s direct and indirect costs resulting from such required change. In the event of a price adjustment, Customer may terminate the applicable Purchase Order without liability prior to the effective date of the Price adjustment.

3.3 Payment. For the initial System being purchased by Customer payment shall be made in accordance with the following schedule:

30%* of Price shall be paid at time the Purchase Order is issued to Santera; and

20%** of Price shall be invoiced upon delivery of the Product to carrier for shipment at the FOB Point; and

50% of the Price shall be invoiced on Acceptance of the Products. “Acceptance” means the first to occur of (i) Santera and Customer have agreed in writing that the Initial System has met the Acceptance Criteria outlined in Exhibit D to this Agreement, or (ii) Customer uses the Initial System in commercial revenue producing service, or (iii) forty-five (45) days following delivery to the FOB Point. If, within thirty (30) days following delivery to the FOB Point, the Initial System has not met the Acceptance Criteria, as determined by Customer, or has not been placed into commercial revenue producing service, Santera will then modify the Initial System as it believes necessary for the Initial System to meet the Acceptance Criteria. Following modification, any features or functionalities not previously accepted by Customer will be tested for a second time. Upon acceptance of the Initial System by Customer, Customer and Santera will sign the Notice of Acceptance hereto as Exhibit D-l.

*	This amount has already been paid by Customer.

**	$20,000 has been paid by Customer as a partial payment on this amount.

Systems other than the Initial System shall be paid for in accordance with the following schedule:

30% of Price shall be paid at time the Purchase Order is issued to Santera; and

50% of Price shall be invoiced upon delivery of the Product to carrier for shipment at the FOB Point; and

20% of the Price shall be invoiced on Completion of Installation as defined in Section 5.3.

Services shall be invoiced and paid for on a monthly basis as performed.

Non-system purchases shall be invoiced 100% on the date of shipment.

Santera shall invoice Customer for all amounts due for shipping charges, taxes, duties and any other amounts due hereunder. Customer shall pay all invoiced amounts within thirty (30) days of the date of the invoice. Customer shall advise Santera in writing of any billing discrepancy or dispute within ten (10) days of receipt of the invoice. All

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undisputed amounts not paid when due will bear interest until paid at a rate of interest equal to the lesser of one and one-half percent (1 1/2%) per month or the maximum rate of interest allowed by applicable law.

Customer shall remit all amounts due hereunder to Santera’s designated bank wire receipt account at:

Bank: ABA# : Acct# : Acct Name:	Comerica Bank **** **** Santera Systems Inc.

3.4 Taxes. Customer shall pay all applicable taxes, duties and charges, including interest and penalties, that any governmental or taxing authority may impose upon the purchase, licensure, ownership, possession, use, operation or relocation of any Products, Software, Services or Licensed Materials provided by Santera under this Agreement, excluding franchise taxes and taxes based upon Santera’s income. Unless Customer provides a certificate of exemption for the applicable taxes and/or duties thirty (30) days prior to shipment of any Product, Software and/or Licensed Materials or provision of any Services by Santera, Customer must promptly pay or reimburse Santera for all such taxes, duties and charges.

3.5 Customer Credit. Santera reserves the right, from time to time, to evaluate Customer’s credit standing, and may establish a credit limit to accommodate Customer’s request for Products hereunder. As the result of Santera’s findings, Santera reserves the right to require reasonable assurances of payment until credit is established to Santera’s satisfaction.

ARTICLE 4. LICENSE

4.1 Grant of License. Upon receipt by Santera of the full amount of the Price of Licensed Materials and subject to the provisions of this Agreement, Santera grants to Customer for each System purchased a nontransferable, nonexclusive license solely to use the intellectual property rights residing in the Licensed Materials in object code form and/or the Product(s), for Customer’s own internal business operations and not for resale (the “License”). This License is limited to the rights expressly granted herein, and any rights not expressly granted herein are expressly reserved to Santera. Nothing contained within this section or elsewhere in this Agreement shall be construed as granting by implication, estoppel, or otherwise, any licenses or rights under patents of Santera other than those granted pursuant to the License. Except for the License granted herein, Santera shall retain all right, title and interest in and to the Licensed Materials and all corresponding intellectual property rights. “Use” as defined herein and subject to the terms herein, means use, make, install, operate, compile, run, reproduce, deploy, transmit, display, make available on servers, and otherwise integrate with software included as part of Customer’s operating environment and make a reasonable number of backup copies, and use, install and reproduce the same as necessary for temporary use at a backup or disaster recovery location during the pendency of, or for a limited period as part of contingency planning for, a disaster or emergency.

4.2 No Reverse Engineering. Customer shall not reverse engineer, decompile, disassemble or otherwise recreate Software furnished as object code to generate corresponding source code.

4.3 Prohibited Uses. Customer must reproduce and include Santera’s (or its licensor’s) copyright and proprietary notice on all such necessary copies of Licensed Materials.

4.4 New Products. Any product, invention, plans, drawings, designs, diagrams, source codes, processes or any other data (“New Product”) that Customer or any of Customer’s employees or agents develop through the use or examination of any of the Products and/or Licensed Materials shall become the property of Santera provided, however, that Customer shall be entitled to modify the Licensed Materials in order to develop interfaces to the Licensed Materials. All interfaces to the Licensed Materials developed by Customer solely for the purpose of interfacing the Licensed Materials with Customer’s operating environment and that solely utilize Customer’s confidential or proprietary information, shall be and remain the property of Customer.

4.5 Derivative Works. In addition to the derivative interfaces that may be created by Customer in accordance with Section 4.4 above, and if plainly identified and approved in writing in advance by Santera, certain Licensed

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Materials may be modified to create derivative software applications (the “Applications”). Customer may use such Applications, royalty free, in its business, but Santera will own all right, title and interest in the Applications. Permission to modify Licensed Materials confers no rights to copy, distribute, or use the Applications, incorporating any portion of Licensed Materials beyond the rights set forth in Section 4.1 herein. Santera will have no liability for the use of such Applications by Customer.

4.6 Inspection Rights. Customer may, at its sole discretion, permit Santera to access, at a mutually agreed time, by remote means and physical inspection, any site, at which Licensed Materials have been installed, to determine whether there has been any unauthorized or additional use or copying of Licensed Materials beyond the rights granted in this Article 4. In addition to any other remedies that Santera may have, Santera, at its option, may invoice Customer and Customer shall pay within thirty (30) days of such invoice, additional charges that would be, under Santera’s then current price lists, for any such unauthorized or additional use or copying.

ARTICLE 5. TITLE, RISK OF LOSS, DELIVERY AND COMPLETION OF INSTALLATION

5.1 Title; Risk of Loss. Title to the Products will pass to Customer upon receipt by Santera of final payment of the purchase Price from Customer. No title or right of ownership to the Software and/or Licensed Materials is transferred to Customer under this Agreement. Risk of loss to the Products will pass to Customer upon delivery of the Products to the location in the continental United States specified in Customer’s Purchase Order (the “FOB Point”). Customer will insure each Product, for which risk of loss has passed, in the full amount of the purchase Price. Customer will provide Santera with certificates of insurance, upon request by Santera.

5.2 Transportation of Products. Santera shall deliver Products to the FOB Point on the delivery date set forth in the applicable Purchase Order or as otherwise agreed upon by the parties. Charges for transportation of Products and any unique packaging requirements or shipment documentation requirements shall be paid for by Customer. In the absence of specific shipping instructions from Customer (to be identified on the Purchase Order), the method of transportation shall be the most commercially practical and cost effective method selected by Santera.

5.3 Completion of Installation. “Completion of Installation” shall be deemed to have occurred on the first to occur of: (i) receipt of the Product at the FOB Point for a Purchase Order requiring Products only to be furnished (ii) completion of Santera’s installation Services with respect to the Product and Licensed Materials in accordance with Section 5.4 herein; or (iii) the date on which the Product is placed into commercial service. Completion of Installation of the Product shall not be postponed due to (i) any deficiencies caused by a third-party (other than Santera) or (ii) delays attributable to Customer.

5.4 Installation Process. Prior to the installation of Products and the Licensed Materials, Customer and Santera will agree to the tasks outlined in the Statement of Work (“SOW”), attached hereto as Exhibit C. The SOW describes the responsibilities of each party throughout the installation process. Upon completion of the tasks outlined in the SOW, Customer will furnish representatives to witness installation complete testing. Installation complete testing will be performed in accordance with Santera’s Installation Quality Verification Procedures, which are attached to the SOW. On the date that such testing is successfully completed, Customer and Santera will sign the Installation Completion Notice, attached to the SOW, which will signify that Completion of Installation has occurred.

ARTICLE 6. CUSTOMER’S RESPONSIBILITIES

6.1 Site Preparation. Customer shall prepare all sites where Products and Licensed Materials will be delivered and installed and where Services will be performed according to Santera’s site requirements as set forth in Exhibit C.

6.2 Customer Support. Customer shall provide Santera with such technical information, data, technical support and assistance as reasonably required by Santera to fulfill its obligations hereunder.

6.3 Required Permits, Licenses. Customer shall, at its expense, obtain all necessary and applicable governmental registrations, licenses and permits for installation, operation and maintenance of Products and

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Software furnished hereunder and pay all taxes and fees due in connection therewith, except for applicable permits Santera must have to conduct business in the ordinary course.

6.4 Notice of Hazardous Materials. Customer shall notify Santera in writing of any and all hazardous materials (as defined by applicable federal, state and local laws and regulations) that Santera may encounter during the performance of Services. Santera may discontinue the performance of the Services until all hazardous materials have been removed by Customer, at Customer’s sole expense.

ARTICLE 7. WARRANTIES

7.1 Product Warranty. During the Warranty Period, Santera warrants to Customer that the Products and Software will be free from defects in material and workmanship and will conform with (i) Santera’s Product Specifications attached hereto as Exhibit E, and (ii) any other information or specifications identified in Exhibit E (“Warranty”). With respect to third party products or software or partial assembly of products furnished by Santera, Santera hereby assigns to Customer the warranties given to Santera by its vendors of such items.

7.2 Warranty Period. “Warranty Period” means the period of thirteen (13) months from the date of delivery to the FOB Point for Products and the Software acquired with the Product that enables it to function.

7.3 Warranty Support. If, under normal and proper use, a warranted Product is determined to be defective or nonconforming during the applicable Warranty Period and Customer notifies Santera within thirty (30) days of the Customer’s determination of such defect or non-conformance and follow Santera’s instructions regarding return of such defective or non-conforming Product, Santera will, after receipt of Product at Santera’s facilities, either (i) repair, replace or correct the same at its manufacturing or repair facility, or (ii) if Santera is unable to repair, replace or correct the Product, provide a refund or credit based on the original Price for such Product. Throughout the Warranty Period, Santera will provide Software maintenance support in the form of patches and/or fixes to resolve Software maintenance issues.

Customer may call Santera during the hours of 7AM to 7PM, CST, Monday-Friday for technical support or to discuss the return of defective Product at:

866-41 Reach

Technical support is available 24 x 7 x 365, however, support provided for calls made during non-business hours (7PM to 7AM and on the weekend) may be charged to Customer, if such calls are not related to critical service affecting issues.

7.4 Warranty Returns. Santera will ship a repaired or replacement Product within seven (7) days following Santera’s receipt of the defective Product from Customer No Product or Software will be accepted for repair or replacement without the written authorization of and in accordance with instructions of Santera. Transportation expenses associated with returning such defective or nonconforming Product to Santera will be borne by Santera. Customer must ensure the returned Product is properly packed so it remains intact and undamaged while in transport to Santera. Santera will pay the costs of transportation of the repaired or replaced Product to any continental United States destination designated by Customer. Reinstallation expenses, other than those associated with circuit pack replacement, will be paid by Santera, however, if Santera determines that any repaired or replaced Product is not defective or nonconforming, Customer will pay Santera’s costs of handling, inspecting and testing, and if applicable, travel and living expenses. In repairing or replacing any Product, or part of Product, under this Warranty, Santera may use new, remanufactured, reconditioned, refurbished or functionally equivalent Products or parts. Returned Products or parts will become the property of Santera.

7.5 Advance Replacements. If Santera determines that an advanced replacement Product is required as the result of a critical service affecting issue, Santera will ship a like-for-like replacement Product via overnight carrier at no charge (if to a location in the continental United States). Customer agrees to return such defective or nonconforming Product to Santera within thirty (30) days from Customer’s receipt of the replacement. If Customer fails to ship such defective Product within thirty (30) days, Customer agrees to pay Santera for the replacement Product at Customer’s then-current price in effect therefore.

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7.6 On-site Support. If Santera determines that a Product is not readily returnable for repair or replacement, Santera will repair or replace the Product at Customer’s site. Customer will make the Product accessible for repair or replacement and the parties will work together to restore the site after Santera has completed its repairs or replacement. Travel and living charges for Services conducted by Santera at Customer’s site will be paid for by Santera, unless Santera determines that the Product is not defective or that the defect resulted from Customer’s misuse, neglect or abuse.

7.7 Product Returns. All Products, spare parts or other returned materials will be shipped by Customer to the following location:

Attention:	Quality Manager Santera Systems Inc. 3605 E. Plano Parkway Suite 100 Plano, Texas 75074 U.S.A.

7.8 Disclaimer of Warranties. Santera makes no warranty of the Products and the basic Software acquired with the Product that enables it to function with respect to defective conditions or non-conformities resulting from any of the following: modifications by Customer or its agents, misuse, neglect, abuse, accident, fire, explosion, power failure, power surge or other power irregularity, lightning, improper wiring, repair, alteration, installation, storage or maintenance not performed or caused by Santera; use or operation in a manner not in accordance with Santera’s or its vendor’s specifications or operating instructions; failure of Customer to apply previously applicable modifications or corrections from Santera; performance or use of items not manufactured by Santera or purchased by Santera pursuant to its procurement specifications; use of items not manufactured or supplied by Santera with Products; failure to comply with all specified applicable environmental requirements; any error, act or omission by anyone, including but not limited to Customer, other than Santera; any unauthorized use of Licensed Materials; failure to maintain Licensed Materials at Santera’s current release level or within at least two (2) previous release level unless specified otherwise in Santera’s documentation; or Customer’s breach of this Agreement or a Purchase Order. In addition, Santera makes no warranty with respect to Products which have had their serial numbers or month and year of manufacture removed or altered; expendable items or items consumed or worn through normal use, including, without limitation, fuses, light bulbs, and the like; or defects related to Customer’s data base errors. Santera does not warrant that Software will run uninterrupted or error free. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, SANTERA MAKES NO OTHER WARRANTIES REGARDING THE PRODUCT, ANY SOFTWARE INCORPORATED THEREIN, THE LICENSED MATERIALS OR ANY SERVICES PROVIDED THEREWITH AND HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE ALL HEREBY EXCLUDED. The remedies set forth in this Article 7 are Customer’s sole and exclusive remedies for breach of the warranties set forth in this Article 7 and Santera’s sole and exclusive obligation regarding any breach of such warranties.

ARTICLE 8. CHANGES IN PRODUCTS OR LICENSED MATERIALS

8.1 Changes Affecting Form, Fit or Function. At any time prior to shipment, Santera may make changes to Products or Licensed Materials. Santera may modify the drawings, documentation or specifications for Products or Software or substitute Products or Software of later design. If such changes impact a Product’s or Licensed Material’s form, fit or function, under normal use as provided in the specifications for such Product or Licensed Material, Santera will notify Customer at least thirty (30) days prior to the date the change takes effect. If Customer objects to the change, Customer shall notify Santera in writing within thirty (30} days of the date of Santera’s notice of the changes. Upon receipt of Customer’s notice of objection, Santera shall work with Customer in good faith to come up with and implement any alternatives acceptable to Customer.

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8.2 Changes with No Material Affect on Functionality. Santera may make changes at any time to the Product and/or Licensed Material provided under this Agreement, provided such changes do not materially affect physical or functional interchangeability or performance of the Product and/or Licensed Material.

ARTICLE 9. INFRINGEMENT

9.1 Infringement Indemnity. In the event of any Infringement Claim, subject to the conditions and exceptions stated below, at its expense, Santera will defend Customer; will reimburse Customer for any cost, expense or attorneys’ fees, incurred at Santera’s written request or authorization; and will indemnify and hold harmless Customer against any liability assessed against Customer in a final judgment of a court of competent jurisdiction and any expenses (including reasonable attorney’s fees) and costs incurred by Customer.

9.2 Customer Liability for Infringement. Santera shall not be responsible or liable for any Infringement Claim to the extent that such Infringement Claim: (i) arises from adherence to design modifications, specifications, drawings, or written instructions which Santera is directed by Customer to follow; or (ii) arises from adherence to instructions to apply Customer’s trademark, trade name or other company’s identification; or (iii) relates to a product or Software which does not originate with Santera and is furnished by Customer to Santera for use under this Agreement; (iv) relates to a modification made by Customer of any Product or Licensed Materials; or (v) arises from the combination or use of any Product or Software provided by Santera with any other item not furnished directly by Santera. Customer will defend and hold Santera harmless should any Infringement Claim be made arising from the foregoing circumstances.

9.3 Procedure for Indemnification. A party’s obligation to indemnify, defend and hold harmless under this Article 9 is contingent upon the indemnified party providing the indemnifying party: (i) prompt written notice of the existence of an Infringement Claim; (ii) sole control of the defense and settlement of the Infringement Claim; and (iii) assistance in the defense or settlement of such claim at the indemnifying party’s reasonable request and expense.

9.4 Remedies for Infringement. If Customer’s use of the Product is enjoined or in Santera’s opinion is likely to be enjoined, at its expense Santera will replace the enjoined Product or Licensed Materials furnished pursuant to this Agreement with a suitable substitute free of any infringement; will modify the infringing Product or Licensed Materials so that they will be free of the infringement; or will procure for Customer a license or other right to use such infringing Products or Licensed Materials. If none of the foregoing options are practical, Santera will remove the enjoined Product or Licensed Materials and refund to Customer the depreciated value (as carried on the Customer’s books) of such Product(s) or Licensed Materials. In no event, however, will Santera’s liability hereunder exceed the amounts paid by Customer to Santera to purchase the Product or the right to use the Licensed Materials that are the subject of the Infringement Claim. THE PROVISIONS OF THIS ARTICLE 9 SET FORTH THE PARTIES’ SOLE AND EXCLUSIVE OBLIGATIONS AND LIABILITIES WITH RESPECT TO ANY INFRINGEMENT CLAIM.

ARTICLE 10. CONFIDENTIAL INFORMATION

10.1 Use of Confidential Information. As between the parties, rights to Confidential Information will belong to the party disclosing it. The disclosing party grants the receiving party the right to use Confidential Information only for purposes expressly permitted in this Section 10.1. Santera shall use Customer’s Confidential Information only to perform Santera’s obligations under this Agreement. Customer shall use Santera’s Confidential Information only to purchase, order, evaluate, use, install, and maintain the Products, Licensed Materials, and Services furnished hereunder.

10.2 Restrictions on Use. The receiving party (i) must not reproduce or copy the disclosing party’s Confidential Information, in whole or in part, except as authorized in this Agreement or in writing by the disclosing party; (ii) must return or destroy the Confidential Information (including any full and partial copies) when no longer needed or when requested to do so by the disclosing party or at termination or expiration of this Agreement; (iii) must use the same care it uses to protect its own Confidential Information of like importance, but not less than reasonable care; (iv) may only disclose Confidential Information to those employees and independent contractors who have a need to

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know and use the Confidential Information for the permitted purposes, provided that the independent contractors have agreed in writing to maintain the confidentiality of the information and are not employees of any competitor of Santera. The receiving party must provide the disclosing party, at its request, with a copy of such writing.

10.3 Exclusions from Confidential Information. The foregoing restrictions and obligations shall not apply to Confidential Information that the receiving party can demonstrate: (a) was independently developed by or for the receiving party without use of or reliance on the disclosing party’s Confidential Information; (b) is or has become publicly known through no fault or act of the receiving party; (c) was in the receiving party’s possession or was known by the receiving party at the time of disclosure; (d) was received without restriction from another party having the right to disclose it without restriction, or (e) is required to be disclosed by law, provided, however, the receiving party will promptly inform the disclosing party prior to disclosure and cooperate with the disclosing party’s reasonable efforts to resist or narrow the disclosure and obtain a protective order or other reliable assurance that confidential treatment will be accorded the disclosing party’s Confidential Information.

10.4 Survival. The obligations of a party with respect to the other party’s Confidential Information will survive termination of this Agreement.

ARTICLE 11. PUBLICITY; TRADEMARKS

11.1 Media Release. Neither party may release or publish news releases, announcements, advertising or other publicity relating to this Agreement or mentioning or implying the name, trademarks, logos, service marks or other identification of the other party or its affiliates or their respective personnel without the prior review and written consent of the other party.

11.2 Trademarks. Santera is the sole owner of the Trademarks (as defined herein), and Customer shall not, without Santera’s prior written consent, use in advertising, publicity, or otherwise, any Santera entity trade name, trademark, trade device, logo, symbol or code (“Trademarks”) nor shall the Customer claim any ownership thereof. Nothing in this Section 11.2, however, shall be construed as prohibiting the Customer from representing that the Products or Services hereunder have been obtained from Santera.

ARTICLE 12. EXCLUSIVE AND LIMITED REMEDIES

CUSTOMER’S EXCLUSIVE REMEDIES AND THE ENTIRE LIABILITY OF SANTERA AND ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, DIRECTORS, OFFICERS, AGENTS, AND SUPPLIERS FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE (“LOSSES”) OF CUSTOMER OR ANY OTHER ENTITY ARISING OUT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANY PRODUCT, LICENSED MATERIALS, OR SERVICES, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF CONTRACT, TORT, INCLUDING NEGLIGENCE, INDEMNITY, OR STRICT LIABILITY, WILL BE AS FOLLOWS: (I) FOR INFRINGEMENT —THE REMEDY SET FORTH IN ARTICLE 9; (II) FOR THE NON-PERFORMANCE OF PRODUCTS, SOFTWARE, AND SERVICES DURING THE WARRANTY PERIOD —THE REMEDY SET FORTH IN ARTICLE 7; (III) FOR TANGIBLE PROPERTY DAMAGE AND PERSONAL INJURY CAUSED BY SANTERA’S ACTS OR OMISSIONS —THE AMOUNT OF THE PROVEN DIRECT DAMAGES; AND (IV) FOR EVERYTHING OTHER THAN AS SET FORTH ABOVE —THE AMOUNT OF THE PROVEN DIRECT DAMAGES NOT TO EXCEED THE AMOUNTS PAID TO SANTERA FOR PRODUCT OR THE PORTION OF THE PRODUCT GIVING RISE TO THE CLAIM. CUSTOMER SHALL GIVE SANTERA PROMPT WRITTEN NOTICE OF ANY CLAIM. IN NO EVENT SHALL SANTERA’S AND ITS AFFILIATES’ CUMULATIVE LIABILITY FOR ALL LOSSES ARISING OUT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF ANYTHING FURNISHED HEREUNDER EXCEED THE VALUE OF THE PURCHASE ORDER FOR THE PRODUCTS, LICENSED MATERIALS AND/OR SERVICES THAT ARE THE BASIS FOR THE CLAIM.

WITH THE EXCEPTION OF ARTICLE 7 AND ARTICLE 9, IN NO EVENT SHALL SANTERA OR ITS AFFILIATES AND THEIR RESPECTIVE EMPLOYEES, DIRECTORS, OFFICERS, AGENTS AND SUPPLIERS BE LIABLE TO CUSTOMER, OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL,

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EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, INCLUDING WITHOUT LIMITATION, LOSS OF USE, PROFITS, GOODWILL OR SAVINGS, OR LOSS OF DATA, DATA FILES OR PROGRAMS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE PRODUCTS, SERVICES OR LICENSED MATERIALS WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.

ARTICLE 13. TERM AND TERMINATION

13.1 Term. This Agreement shall commence on the Effective Date and will continue for a period of three (3) years thereafter (the “Initial Term”), unless either party provides the other party with thirty (30) days prior written notice of its intent to terminate the Agreement as set forth below. The Initial Term can be extended for successive periods of one (1) year by mutual written agreement between Customer and Santera.

13.2 Termination for Cause. Either party shall have the right to terminate this Agreement for cause, if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days (or ten (10) days in case of nonpayment or breach of Article 10) following receipt of written notice from the non-breaching party.

13.3 Termination for Insolvency. Either party shall have the right to terminate this Agreement, effective immediately, if the other party should become the subject of any voluntary or involuntary bankruptcy, receivership or other insolvency proceeding or make an assignment or other arrangement for the benefit of its creditors, and such action is not discharged or terminated within ninety (90) days.

13.4 Effect of Termination. Upon any termination of this Agreement:

(a)	Customer shall pay Santera amounts due for all Products or Licensed Materials delivered as of the effective date of termination, all Purchase Orders for Products and Licensed Materials to be delivered after the effective date of the termination of the Agreement, and all Services rendered irrespective of the date of delivery or performance of the Services and all other amounts due.

(b)	Customer shall immediately discontinue all use of the Trademarks and return to Santera all materials using the Trademarks.

(c)	Each party will promptly return to the other party all Confidential Information of the other party in its possession or control, and will provide the other party with a written certification, signed by one of its officers, certifying to the return of such Confidential Information.

13.5 Survival. Articles 4, 7, 9, 10, 12, and 14 and Sections 15.1, 15.2, and 15.6 will survive the termination of this Agreement.

ARTICLE 14. DISPUTE RESOLUTION

In the event that a dispute arises under this Agreement, Customer and Santera will attempt in good faith to promptly resolve such dispute by negotiations between senior officers of each party. If the dispute is not resolved within thirty (30) days of a party’s written request for negotiation, such dispute may, by the mutual agreement of Customer and Santera, be referred to non-binding alternative dispute resolution, under rules and at a site to be mutually agreed to between the parties. A decision by the neutral arbitrator(s) or mediator(s) shall not be binding on the parties unless the parties agree otherwise. Notwithstanding the foregoing, nothing in this Section shall prevent either party from resorting to judicial proceedings if (i) good faith efforts to resolve a dispute under these procedures have been unsuccessful, or (ii) interim relief from a court is needed to prevent serious or irreparable harm to one party or to others, including by way of example and not limitation, harm that may occur from the disclosure of confidential information. The parties consent to and shall bring action relating to any dispute the parties may have hereunder,

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despite any other applicable statute of limitations established under Texas law or any other state law, within one (1) year of the occurrence of such dispute.

ARTICLE 15. GENERAL

15.1 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior oral and written understandings, between the parties regarding the subject matter hereof. Any modification or addition to this Agreement must be in writing and signed by authorized representatives of both parties. In case of any conflict between the provisions of this Agreement (including the exhibits) and of a Purchase Order, Addendum (including any attachments to it) or any other modification or addition entered into by the parties in accordance with this Section 15.1 collectively, “Additional Agreement”), the provisions of the most recent Additional Agreement shall take precedence.

15.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to its rules on choice of law.

15.3 Independent Contractor. Each party is an independent contractor and is not an agent of the other. This Agreement does not create an agency, partnership, joint venture, or similar business relationship. Neither party nor its employees has the authority to bind or commit the other party in any way or to incur any obligation on its behalf. Neither party will require releases or waivers of any personal rights from representatives or employees of the other to visit the party’s premises, nor shall a party plead such a release or waiver in any action or proceeding.

15.4 Severability. If any portion of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision of the Agreement will be amended to achieve as nearly as possible the intent of the parties, and the remainder of this Agreement will remain in full force and effect.

15.5 Waiver. If either party fails to enforce any right or remedy available under this Agreement, that failure will not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

15.6 Notice. Any notice required or permitted under this Agreement must be in writing and be sent by certified United States mail (return receipt requested), by overnight delivery, by courier, or by confirmed telecopy addressed to the respective party as follows:

To Santera:	Santera Systems Inc.
3605 East Plano Parkway
Plano, Texas 75074
Attention: Contracts Department

To Customer:	Arbinet-thexchange, Inc.
75 Broad St. 20th Floor
New York, NY 10004
Attention: Contracts Compliance

A notice will be effective when received as shown on the delivery receipt. A party may change its designated representative or address by giving notice to the other as provided above.

15.7 Force Majeure. Except for payment obligations under this Agreement, neither party will be responsible for any delay or failure in performance to the extent such delay or failure is caused by fire, strike, embargo, explosion, earthquake, flood, war, water, the elements, labor dispute, government requirements, acts of God, inability to secure raw materials or transportation facilities, acts or omissions of transportation carriers or suppliers, or other causes

Confidential Information of Santera Systems Inc.	Page 11

beyond a party’s control, provided that such party gives prompt written notice thereof to the other party and uses its diligent efforts to resume performance.

15.8 Assignment. Except as provided in this Section 15.8, neither party will assign this Agreement or any right or interest, or delegate any work or obligation to be performed, under this Agreement without the other party’s prior written consent, which consent shall not be unreasonably withheld. Either party may assign this Agreement and the rights and obligations outlined herein to an entity obtaining a majority of the stock or assets of either party, provided that the assignee agrees in writing to be bound by the terms and conditions of this Agreement. Notwithstanding the above, Santera reserves the right to refuse an assignment to a party that is unable to provide adequate financial/credit assurances.

15.9 Subcontractors. Nothing in this Agreement shall preclude a party from employing a subcontractor in carrying out its obligations under this Agreement. A party’s use of such subcontractor shall not release the party from its obligations under this Agreement.

15.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

In witness whereof, each party has caused its authorized representative to sign this Agreement as of the Effective Date.

Santera Systems Inc.		Arbinet-thexchange, Inc.

By:	/s/ Jim Orlando	By:	/s/ Peter P. Sach

Name:	Jim Orlando	Name:	Peter P. Sach

Title:	Chief Financial Officer	Title:	Chief Administrative Officer & Treasurer

Confidential Information of Santera Systems Inc.	Page 12

Exhibit A

DEFINITIONS

“Confidential Information” means all nonpublic information, in whatever form, relating to the business of Santera or the Products, Software, Services and Licensed Materials, including, without limitation, product specifications, drawings, designs, source codes, or other information or data regarding Santera’s programming, systems or technical information, books, records, diagrams, manuals, training materials, know-how, Santera’s general business plan, pricing, financial or accounting data, business processes and marketing plans and strategies or any other data, which may be disclosed by either party to the other party and which bears a legend or notice regarding its proprietary or confidential nature or, if not in tangible form, which the disclosing party describes as proprietary or confidential at the time of disclosure and subsequently sends a written summary to the receiving party within thirty (30) days of disclosure; the Agreement; and any Purchase Order.

“Infringement Claim” means a claim, action, proceeding or suit brought by a third party alleging an infringement of any patent, copyright or trademark, or a violation of any trade secret by reason of the use, in accordance with Santera’s specifications, of any Product manufactured by Santera or Licensed Materials developed by Santera and furnished under this Agreement.

“Licensed Materials” means Software and related user and technical documentation. Licensed Materials may include software or other materials that are owned by third parties and made available for use by Customer under such third party’s licensing arrangement with Santera.

“Product” means equipment hardware and firmware, and all parts and improvements thereof, and documentation but does not include Software, as set forth on the attached Exhibit B.

“Services” means engineering, installation, training, consulting or other services.

“Software” means a computer program, in machine-readable or object-code form, consisting of a set of logical instructions and tables of information that guide the functioning of a processor. Such program may be contained in any medium whatsoever, including firmware, representing such program, but does not include such medium. Software includes any corrections, enhancements, translations, modifications, updates, new releases, new versions and other changes thereof or thereto.

“System” means, at the minimum, the combination of a SanteraOne Broadband Office exchange (BoX), System Frame, Channelized Interface Ports, SanteraOne Open Feature exchange (OFX) and SanteraOne Application Software, engineered and installed by Santera.

Confidential Information of Santera Systems Inc.	13

Exhibit B

PRODUCTS

In consideration of (i) Customer’s purchase of the Initial System (as referred to in Section 3.1 of the Agreement), and (ii) Customer’s forecasted expansion of the New York switch from 30,960 ports to 160,000 ports, Customer may purchase Products and Services, and license the use of Software, using the prices set forth below throughout the Initial Term of this Agreement.

In addition, and if marked as a discountable item, Customer may further discount the prices set forth below as follows (based on the cumulative amount of Purchase Orders received during the Initial Term):

Orders From	Orders To	Additional Discount
$7,500,000	$12,500,000	2%
$12,500,001	$17,500,000	4%
$17,500,001 and over		6%

Part Number	Sales Description		Net Price Each
SanteraOne Frame
	System Frame Option	Non Discountable	$18,544.00
	Demarcation Frame Option	Non Discountable	$1,625.00
	Distributed BoX Frame Option	Non Discountable	$18,301.00
SanteraOne Broadband Office eXchange (BoX)
850-0001-101	SanteraOne BoX	Discountable	$15,727.50
805-0010-101	SanteraOne Control Module One (CM1)	Discountable	$8,685.00
805-0014-101	SanteraOne Service Matrix (SM)	Discountable	$17,100.00
805-0012-101	Packet Matrix One (PM1)	Discountable	$4,500.00
Channelized Interface Ports
805-0032-101	Channelized Main Adapter NIC	Discountable	$3,628.80
805-0019-101	Channelized OC-3 SuperSlot NIC	Discountable	$20,865.60
805-0018-101	Channelized DS-3 SuperSlot NIC	Discountable	$20,865.60
805-0003-101	Channelized DS1 NIC	Discountable	$19,440.00
805-0023-101	Channelized E1 NIC	Discountable	$24,300.00
ATM Interface Ports
805-0006-101	ATM Main Adapter NIC	Discountable	$4,296.60
805-0008-101	OC-12c ATM SuperSlot NIC	Discountable	$9,031.50
805-0007-101	OC-3c ATM SuperSlot NIC	Discountable	$11,059.20
805-0009-101	DS-3c ATM SuperSlot NIC	Discountable	$7,136.55
Voice Server Modules (VSM)
805-0004-101	Voice Server Module 1 - AAL1, Echo and ADPCM	Discountable	$42,364.80
805-0005-101	Voice Server Module 2 - AAL2, AAL1, Echo and ADPCM	Discountable	$88,185.60
805-0026-101	Voice Server Module 3 - VoIP	Discountable	$46,476.00
805-0022-101	Echo Server Module 1	Discountable	$46,080.00
Data Server Modules (DSM)
805-0015-101	Data Server Module 1	Discountable	$15,750.00

Confidential Information of Santera Systems Inc.	14

SanteraOne Open Feature eXchange (OFX) Components
850-0002-101	OFX Chassis	Discountable	$1,329.30
550-0007-101	SanteraOne Kit, 1 MSC, 2 Gig RAM, 1 450 CPU (410)	Discountable	$28,377.90
550-0002-101	SanteraOne Kit, 1 MSC, 4 Gig RAM, 2 450 CPU (410)	Discountable	$38,586.60
Ultra 3 TBD	SanteraOne Ultra 3 Kit, 1 MSC, 4 Gig RAM, 2 900 CPU	Discountable	$73,835.00
500-0041-101	Additional 450 Mhz CPU	Discountable	$5,458.05
289-0004-101	Additional 36 GB Hard Drive	Discountable	$1,540.35
SS7 Interface Options
500-0029-101	ADAX HDC SS7 Link Card, 16 DS0’s per link	Discountable	$6,223.50
500-0031-101	ADAX APC7 2 PORT, V.35 w/ Adapter Cable	Discountable	$1,566.00
Miscellaneous Equipment
500-0004-101	DSX PANEL BEST 64A PORT (ADC)	Non Discountable	$1,975.00
500-0052-101	DSX PANEL 64 PORT (32 DS3s)	Non Discountable	$5,840.00
500-0006-101	FIBER PATCH PANEL 48 PORTS	Non Discountable	$1,809.00
500-0008-101	CABLE RACK	Non Discountable	$109.00
	Cables and Misc.		$—
721-0014-1xx	Tabulated DS1 NIC Cable	Non Discountable	$252.50
720-0034-101	DS1 Redundant Jumper Cable	Non Discountable	$424.00
721-0018-1xx	Tabulated E1 NIC Cable	Non Discountable	$252.50
720-0032-101	E1 Redundant Jumper Cable	Non Discountable	$424.00
721-0006-1xx	Tabulated DS3 Cl “Y” NIC Cable	Non Discountable	$352.00
721-0012-1xx	Tabulated ATM DS3 Cl “Y” NIC Cable	Non Discountable	$352.00
721-0022-1xx	Tabulated Simplex Fiber Cable	Non Discountable	$81.00
721-0023-1xx	Tabulated Duplex Fiber Cable	Non Discountable	$157.00
721-0024-1xx	Tabulated 4 Fiber Breakout Cable	Non Discountable	$361.50
721-0025-1xx	Tabulated 8 Fiber Breakout Cable	Non Discountable	$710.50
721-0026-1xx	Tabulated 16 Fiber Breakout Cable	Non Discountable	$1,371.00
721-0027-1xx	Tabulated 24 Fiber Breakout Cable	Non Discountable	$2,106.50
SanteraOne Application Software
	BCO 2.0 US
971-0015-101	High Density Offload BCO 2.0 US	Discountable	$7.20
971-0016-101	Universal Tandem BCO 2.0 US	Discountable	$10.80
971-0017-101	Broadband Central Office BCO 2.0 US	Discountable	$14.40
	BCO 3.0 US
971-0046-101	High Density Offload BCO 3.0 US	Discountable	$7.65
971-0047-101	Universal Tandem BCO 3.0 US	Discountable	$13.05
971-0048-101	Broadband Central Office BCO 3.0 US	Discountable	$16.20
	S/W Licenses
	Corba S/W License per OFX Pair		$9,000.00

Confidential Information of Santera Systems Inc.	15

Professional Services Class
988-0001-101	Standard Labor Rate	Non Discountable	$140.00
988-0002-101	AfterHours Labor Rate	Non Discountable	$210.00
988-0003-101	Holidays Labor Rate	Non Discountable	$280.00
988-0004-101	On-Site Rate (hourly)	Non Discountable	$150.00
988-0005-101	On-Site On-Call Rate (hourly)	Non Discountable	$225.00
988-0007-101	Travel & Lodging	Non Discountable	$3,000.00
988-0028-101	International Travel & Lodging	Non Discountable	$7,000.00
988-0008-101	Pre-Inservice Prep (50 Hours)	Non Discountable	$7,000.00
988-0009-101	Database Engineering (120 Hours)	Non Discountable	$16,800.00
988-0011-101	System Engineering (80 Hours)	Non Discountable	$11,200.00
988-0012-101	Upgrade Support (120 Hours)	Non Discountable	$8,400.00
988-0013-101	Product Integration (hourly)	Non Discountable	$140.00
988-0014-101	Operational Tune-up (92 Hours)	Non Discountable	$12,880.00
988-0015-101	Applications Support (120 Hours)	Non Discountable	$11,760.00
988-0016-101	Feature Integration (Hourly)	Non Discountable	$140.00
988-0017-101	Call Modeling (Hourly)	Non Discountable	$140.00
988-0018-101	Remote Surveillance (Hourly)	Non Discountable	$140.00
988-0019-101	On-Site Maintenance (40 Hours)	Non Discountable	$6,000.00
988-0020-101	On-Site On-Call Maintenance (65 Hours)	Non Discountable	$14,625.00
988-0021-101	24 Hour Post Cutover Monitoring (24 Hours)	Non Discountable	$3,360.00
988-0022-101	7 Day Traffic Analysis (28 Hours)	Non Discountable	$3,920.00
988-0023-101	Operational Analysis (112 Hours)	Non Discountable	$15,680.00
988-0024-101	Software Revision Validation II (Hourly)	Non Discountable	$140.00
988-0025-101	Hardware Revision Validation II (Hourly)	Non Discountable	$140.00
988-0026-101	Bulk Downloading Validation (Hourly)	Non Discountable	$140.00
988-0027-101	Mechanical Hardware Validation (16 Hours)	Non Discountable	$2,400.00
988-0010-101	Cut-Over Support (120 Hours)	Non Discountable	$16,800.00
988-0006-101	Training Rate (per seat / Day)	Non Discountable	$650.00
Engineer, Furnish, & Install (EF&I)
978-0007-101	Site Survey	Non Discountable	$3,702.00
978-0008-101	Assembly and Intra-bay cabling	Non Discountable	$8,347.00
978-0009-101	Custom Database Engineering (Optional)	Non Discountable	$3,137.00
978-0010-101	System Installation	Non Discountable	$15,174.00
978-0012-101	Pre/In Service Support	Non Discountable	$9,315.00
978-0011-101	Acceptance Testing (Optional)	Non Discountable	$13,463.00

Confidential Information of Santera Systems Inc.	16

Special Incentives:

1.	Santera agrees to provide BCO 3.0 for the New York switch at no charge. All reasonable travel and living expenses, with the prior written consent of Customer, for the implementation of BCO 3.0, are to be paid by Customer.

2.	Santera will provide the first year of Gold Service for the New York switch for $20,000 per Softswitch and $10,000 per media gateway.

3.	If Santera announces a general price decrease in the Price of a Product, Software feature or Service, such reduction in price will apply to all applicable Purchase Orders that remain unshipped as of the date of Santera’s announcement.

4.	The cards for the remaining TDM port slots (i.e. one DS-3 Card with 4K ports) for the initial New York Gateway will be provided at no charge.

5.	Santera will credit the price paid for the Ultra 3 processor (referred to under Section 4 of Exhibit B) in 2003 against any expansion port order by Customer which is received by December 31, 2003, as follows:

Expansion Port Order Received by December 31, 2003	Credit as a % of Ultra 3 Price
Up to 10,000 Ports	0%
Greater than 10,000 ports	50%
Greater than 20,000 ports	100%

In consideration of the custom development and Special Incentives, Customer intends to purchase (for a period of 18 months following the Effective Date) all further port expansions from Santera for its New York and London sites; provided that the SanteraOne is capable of meeting Customer’s business requirements in Customer’s sole determination; further provided, that for the London sites, this clause will not be effective until after December 31, 2003.

Confidential Information of Santera Systems Inc.	17

Exhibit C

STATEMENT OF WORK

1.0	Statement of Work/Sample Project Schedule

1.1	Scope

This Statement of Work (“SOW”) defines the work requirements and responsibilities of both Santera Systems, Inc. (“Santera”) and                                  (“Customer”), which are necessary to furnish, deliver and install (“Services”) the SanteraOne hardware and software (“Products”) at the Installation Site(s) identified in Section 2.4, in accordance with the Project Schedule identified in Section 1.2. Santera’s obligation to perform the Services assumes receipt and acceptance of a valid Purchase Order (“P.O.”) for such Services and associated Products in accordance with the Master Procurement Agreement executed between Santera and Customer dated                  (“MPA”). Certain duties to be performed by Customer shall serve as a condition precedent to Seller’s obligations hereunder. In certain instances, depending on the Products being ordered under Customer’s P.O., it may be necessary to modify responsibilities. When this occurs the parties will finalize such modified responsibilities at the Customer Kickoff (“CK”) meeting.

1.2	Planned Installation Intervals / Project Schedule

Customer and Santera shall mutually agree upon each party’s key performance milestones in the Project Schedule. Milestones may be amended if mutually agreed upon in writing.

Milestone	Date	Milestone Event	Responsible
CQ		Customer Questionnaire	Santera/Customer
SS		Site Survey	Santera
CK		Customer Information Collection – Kickoff Meeting	Santera/Customer
DFP		Draft Floor Plan Drawings Complete	Santera
SP		Site Preparation Complete	Customer
SD		Ship Date	Santera
IB		Installation Begins	Santera
IC		Installation Complete	Santera
ICN		Installation Completion Notice Signoff	Santera/Customer

NOTE: Santera’s price for Services assumes continuous performance of on-site Services without delay or interruption. In the event of a delay by Customer or Customer’s subcontractors, Santera reserves the right to make changes to the Project Schedule and charge Customer for any additional expenses incurred by Santera. In the case of a schedule revision, there may not necessarily be a day-for-day adjustment to the Project Schedule.

2.0	Santera’s Responsibilities

Santera and/or its designated subcontractor shall perform the responsibilities in this Section 2.

2.1	Site Survey (SS)

A Site Survey is necessary prior to all installations. Prior to performing a Site Survey, Customer will complete the Customer Questionnaire (“CQ”) document, provided by Santera.

Confidential Information of Santera Systems Inc.	18

Any additional Services identified as the result of the Site Survey, Customer Questionnaire or the Customer Kickoff meeting, not identified in this SOW, will be quoted by Santera separately, and if accepted by Customer will be documented in a new P.O. or a change order to Customer’s original P.O.

2.2	Draft Floor Plans

If required, Santera will provide draft floor plans (“DFP”) for the Installation Site to Customer on or before the DFP date specified in the Project Schedule. DFP layouts will be used in the final meeting for installation completion sign-off.

2.3	Ship Date (SD)

Ship the Products to the Installation Site(s) specified in Section 2.4 on or before the SD date specified in the Project Schedule.

If the Installation Site(s) is not ready by the Site Preparation (SP) date identified in the Project Schedule, shipment will be delayed and additional costs will be charged to Customer. If the Installation Site(s) is not available to receive the Products by the SP date, Santera, at its option, may ship the Products to a warehouse (environmentally controlled), and Customer shall bear the costs of warehousing, reloading, transporting, off-loading and moving the Products to the Installation Site when such Site becomes available.

2.4	Installation Site(s)

Site Name:

Building Name:

Street address:

City:

State/county /zip code:

Local contact name and phone number:

2.5	Installation Begins (IB Date)

Begin the installation on or before the Installation Begins (IB) date specified in the Project Schedule. All labor and materials necessary to prepare each Installation Site for installation will be provided in compliance with all applicable local codes and ordinances. Any such local, site-specific requirements will be identified at the CK meeting.

2.6	Tools

Provide all tools, installation and equipment necessary for performance of Santera’s obligations outlined in this SOW. The use of Santera’s tools and/or equipment by Customer must be approved by Santera and may subject Customer to additional charges.

2.7	Security

Comply with the Customer’s security regulations for each Installation Sites(s). Customer will allow Santera’s installation personnel access to the Installation Site(s) and to the Products as necessary for Santera to perform its obligations under this SOW (including off hours if necessary to meet schedules).

2.8.	Demarcation Points

Connect the Products to the demarcation points defined below;

Confidential Information of Santera Systems Inc.	19

2.8.1	Telco Facilities Demarcation

Determined at the time of Site Survey.

2.8.2	DC Power System Demarcation

Determined at the time of Site Survey.

2.8.3	Alarm System Demarcation

Determined at the time of Site Survey.

2.9	The following items are included in a standard installation provided by Santera:

•	Perform a post sales review of the Product configuration being purchased by Customer

•	Round-trip travel for the Site Survey (with 14-day notification; less than 14 days will add additional costs)

•	Perform a ground audit check at the Installation Site

•	Create an Installation Site specification (generate a site inventory list, identify any additional materials that may need to be provided, for example, cabling racks, fiber, shelves, etc.)

•	Receive and inventory Products following shipment

•	Move materials to staging area (Tools/Consumables)

•	Customer Method of Procedure (MOP) meeting/approval

•	Fasten equipment rack to floor

•	Install and secure cable rack hardware within 10-feet radius of the SanteraOne switch

•	Run and secure with lacing cord all power/ground/signaling cables (includes cable runs up to 25 ft.).

•	Label all power and signaling cables

•	Perform power verification check

•	Perform ground audit check before and after power verification check

•	Complete the Installation Complete Notice (see Section 4.0 of this SOW)

•	Clean up, pack, and ship tools back to Santera

•	Travel back to Plano

2.10	Additional Responsibilities

Determined at the time of Site Survey.

Note: The materials and services detailed in Section 2.0 represent Santera’s total responsibility for installation activities. Santera will quote any additional materials and labor beyond those described herein separately on a case-by-case basis

3.0	Customer Responsibilities

Customer and/or its designated subcontractor are responsible for performing the responsibilities identified in this Section 3.

3.1	Program Management

Provide overall program management and engineering functions related to the Customer responsibilities described in this Section 3. This includes, but is not limited to, management of schedules for other equipment suppliers, Telco circuit orders and engineering relating to the Installation Site.

Confidential Information of Santera Systems Inc.	20

3.2	Customer Information

Information, documentation, facilities and services under Customer control or reasonably obtainable by Customer shall be furnished by Customer on or before the date specified in the Project Schedule to facilitate the orderly progress of the work under this SOW.

3.3	Prepare the Installation Site(s)

Provide all required architectural work, civil engineering and construction work for Installation Site preparation. Customer is responsible for obtaining any required operating authority and all required approvals and permits to receive delivery of, install and operate the Products.

3.4	Environment

Provide adequate building facilities, utilities, space and environmental conditions for Santera’s installation personnel and the Products on or before the Site Preparation date (SP Date) as specified in the Project Schedule. Customer shall ensure that each Installation Site is prepared in accordance with the environmental requirements for Santera’s Products. All Installation Sites shall provide safe access for installation personnel.

3.5	Building Facilities

Building facilities shall be provided with air-conditioning, heating, ventilation, lighting and have adequate working space that is free of debris and other clutter that might hinder the installation. The building must be dry and free from dust and in such condition as not to be hazardous to Santera personnel or the Products.

Customer shall provide and install adequate fire-fighting apparatus at each Installation Site. Activation of a water fire extinguishing system may void the warranty on the Products.

3.6	Floor

Customer is responsible for verifying floor-loading capabilities and any substructures located within the floor (for example: high-tensile wire, air ducts, electrical conduits, etc.). In exceptional cases, Customer may be required to drill floor anchor holes (e.g. in cases of earthquake zones or where the Santera engineer determines that there is a distinctive/unique floor structure). This type of determination will be identified at the time of the Site Survey.

3.7	Ceilings

Customer is responsible for drilling all ceiling supports.

3.8	AC Power

Customer is at all times responsible for provision and cost of all required commercial AC power and associated fixtures, including, but not limited to, AC panels, AC circuit breakers, AC fuses, building wiring, convenience outlets, lighting and AC grounds. All AC electrical facilities shall conform to the latest issue of the National Electrical Code (“NEC”) and any local codes to ensure a safe work area.

3.9	DC Power

Customer is responsible for providing all required DC Power. Customer is responsible for supplying and installing the required primary DC Power cables (gauge is determined by the Santera engineer at the time of the Site Survey).

Confidential Information of Santera Systems Inc.	21

Note: The primary DC Power Cables must be installed and ready for termination by Santera Installation team prior to the IB date. Customer is also responsible for termination of primary DC Power Cables on the power plant side.

3.10	Grounding

Customer is responsible for ensuring that the Central Office (“CO”) ground bar meets the requirements of Bell Core GR 1502 Central Office Environment Detail Engineering Generic Requirements Section 12. The SanteraOne system requires a minimum of 5 ohms of resistance at the CO ground. If there is no aisle feeder above the SanteraOne frame, a 1/0 awg green cable will be run directly to the CO ground bar. Otherwise a 6 awg green cable will be H-tapped to the aisle feeder.

3.11	Site Security and Access

To facilitate Santera’s performance, Customer shall provide adequate security for the Products, installation materials and tools at each Installation Site. Customer shall provide to Santera, upon request and at no charge, secure storage space and a designated work area with adequate heating or air conditioning and lighting.

Customer shall make each Site available to Santera designated personnel 24 hours a day, 7 days per week as required to perform Santera’s obligations under the MPA and P.O. Site access includes providing free access to each Installation Site by providing keys, pass codes, security clearances, escorts, etc., necessary to gain entrance to and exit from the work area. Waiver of liability or other restrictions shall not be imposed as a Site access requirement.

3.12	Telephone Lines

Customer shall provide two (2) telephone lines (internet/telephone access), and service (dial tone from a local exchange) at each Installation Site on or before the IS date. One phone line will be connected to the SanteraOne terminal server for emergency remote access. The second phone line will be for Santera personnel business usage.

Customer shall provide long distance telephone service to Santera’s installation personnel (for business purposes only) throughout installation and the performance of on-site Services.

3.13	LAN Uplinks

Each SanteraOne MSC chassis installation requires 2 100BaseT Lan Access drops for connectivity to the IP network that will be utilized for OAM&P and inter switch traffic. For redundancy the SanteraOne switch requires 2 active 100BaseT uplinks from 2 diversely routed routers, at each switch Installation Site on or before the IS date. To facilitate project completion, Customer will provide a verified Internet accessible connection to each switch Installation Site on or before the IB date. Security procedures shall be developed per Santera and Customer security guidelines.

NOTE: Customer LAN address designations are required three (3) weeks prior to shipment for project success. Slips to this date may result in changes to Project Schedule. Slips may not be day-for-day- adjustments.

3.13	Switch Delivery

Provide any building renovations, computer floors and wall penetrations. Provide openings (including elevator space where required) to allow the Products to be placed into position. Provide or bear the cost of any special equipment required to deliver Products to the Installation Site(s). Any local or site-specific requirements will be identified at the CK meeting.

Confidential Information of Santera Systems Inc.	22

3.14	Delays

In the event Customer fails to meet any of its responsibilities and such failure results in delays to the Project Schedule, Customer and Santera shall mutually agree in writing to a revised Project Schedule. Schedule revisions may not result in day-for-day adjustments.

3.15	Working Facilities

Working space and office facilities on Customer’s premises may be required for Santera’s project team for the duration of the Services. Requirements will be agreed upon at the CK meeting.

4.0	Installation Completion Notice (ICN)

After Santera has installed the Products, Santera will provide Customer with ample advanced notification that installation is complete. Following such notification, Customer agrees to furnish representatives to witness installation complete testing of the Products. Installation complete testing will be performed in accordance with Santera’s Installation Quality Verification Procedures, which are attached to this SOW as Exhibit 1. On the date that such testing has been successfully completed, Customer will sign the Installation Completion Notice (“ICN”), a copy of which is attached to this SOW as Exhibit 2.

If Customer does not furnish representatives within the time frame described above, Santera will continue with installation complete testing, and if testing is successful Santera will send Customer a copy of the ICN reflecting the date that Completion of Installation occurred, which shall be valid as if Customer representatives had personally witnessed and agreed to the Completion of Installation.

5.0	Additional Services

Any additional Services provided by Santera (in addition to the Services identified in this SOW), but required to complete installation, shall be authorized in writing by Customer prior to the commencement of such Services. Santera shall perform such additional Services at its then prevailing rates.

6.0	Customer Contact

Santera and Customer will appoint a representative who will be authorized to act as the primary contact in dealing with the other party during the installation.

6.1	Customer Point of Contact

Name:

Title:

Customer Address:

e-mail:

Phone:

Fax:

Confidential Information of Santera Systems Inc.	23

In witness whereof, Santera and Customer have caused this Statement of Work to be signed by their duly authorized representatives as of the date(s) set forth below.

Santera Systems Inc.	Arbinet-thexchange, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Confidential Information of Santera Systems Inc.	24

Exhibit 1 to the Statement of Work

Installation Quality Verification Procedures

The information in this Exhibit should be used to verify that the SanteraOne Products have been properly installed.

After an item has been verified as complete, Santera and Customer are to place a check mark in the blanks provided. If an item is not applicable to the Products being installed write in the initials NA (not applicable). After all items have been successfully verified as complete, both Santera and Customer need to sign the Installation Completion Notice (Exhibit B) acknowledging Completion of Installation.

General Visual Check of Switch:

☐ ☐	Frame is mounted squarely and evenly.
☐ ☐	Doors are correct, open freely and latch correctly.
☐ ☐	No scratches or dents in doors.
☐ ☐	Hinges are tight and have the correct stack-up.
☐ ☐	Check each frame alarm indicator panel for led visibility
☐ ☐	Grille screws are tight.
☐ ☐	Grilles are free from scratches and or dents.
☐ ☐	Verify unit mounting matches assembly drawings.

MSF Front:

☐ ☐	Labeling is correct (circuit pack and shelf).
☐ ☐	MSF slot filler panels installed in empty slots.
☐ ☐	Latches are set for proper door closure and latching.
☐ ☐	Ensure thumbscrews on all circuit packs are tight.
☐ ☐	Verify circuit pack location to Site specifications.
☐ ☐	Verify CM Ethernet cables terminations are seated properly.
☐ ☐	CM Ethernet cables terminations are labeled.

MSF Rear:

☐ ☐	Fan screws are tight.
☐ ☐	Circuit pack screws are tight.
☐ ☐	Labeling of circuit packs is correct and matches specifications.
☐ ☐	Check for scratches or dents on all paint work.
☐ ☐	BITS Timing source cables are connected and labeled correctly.

MSF Cabling Rear:

☐ ☐	Tl connectors are tight and flush with screws tight.
☐ ☐	Tl cables are labeled as to termination and origination point.
☐ ☐	Cable is labeled to originating and termination point.
☐ ☐	BNC interface cables (clocking source) are seated and tight.
☐ ☐	Clocking source cables are labeled to far end-termination point.

MSC Front:

☐ ☐	Disk Drive cover plate has no dents or scratches.
☐ ☐	Disk Cover plate is labeled correctly.
☐ ☐	Disk Cover plate is tight.
☐ ☐	Door latch screws are tight.
☐ ☐	Fan grille has no dents or scratches.
☐ ☐	Fan grille thumbscrews are tight.

Confidential Information of Santera Systems Inc.	25

MSC Rear:

☐ ☐	Fan grille is clear of obstruction with no dents or scratches.
☐ ☐	Thumbscrews holding grille are tight.
☐ ☐	All cable connectors are seated with alignment screws tight.
☐ ☐	Power cables are formed correctly with no excessive bending.
☐ ☐	Power cables are labeled.

This section covers the installation quality of non-Santera equipment. DSX/T1 termination:

Santera is responsible for the termination of its Tl cables from the back of the MSF unit to the customer-provided DSX patch panel. Care must be taken to make these terminations correct the first time because they are connectorized cables routed from the MSF.

☐ ☐	Verify that cables are protected at all locations where they come in contact with sharp edges. Example: cable raceway break offs, threaded rods and entering/exiting computer floors.
☐ ☐	Verify that cables are formed as straight as possible with no crossovers.
☐ ☐	Verify that cables are labeled showing the origination and destination point.
☐ ☐	Labels contain the following information: SanteraOne system location, MSF unit #, circuit pack slot and port # and far end termination.
☐ ☐	Verify that cables are secured to vertical arms per customer specification (lace or tie-wrap).
☐ ☐	If the cables are tie-wrapped, use an “X” pattern with the head of the tie-wrap on the backside of the bundle. If lacing cord is used, Use the current customer standards, i.e. (Chicago, Kansas City or “H” stitch may be appropriate).
☐ ☐	Verify the T1 cable is butted in the correct location.
☐ ☐	Verify that heat shrink or tape is used to protect butt. Approximately one inch beyond butt onto cable sheath and one inch past butt onto unsheathed cable.
☐ ☐	Verify that cables are formed on DSX support bracket per customer request.
☐ ☐	Verify that T1 wires are formed into a neat even bundle on the support bracket.
☐ ☐	Verify that the rear of the DSX patch panel is clean with no refuse or wire droppings.

Fiber terminations:

☐ ☐	Verify all cables are labeled correctly.
☐ ☐	Verify all termination connections are seated properly and locked in place.
☐ ☐	Verify cables are protected as needed where supported.

The objective of this Section is to outline pre in-service commissioning criteria to be performed by the Santera installation team. The Santera installation team is not responsible for post-installation services such as circuit activation, cutover or integration of the system into Customer’s network. If post-installation services are needed, please contact your Santera account manager.

☐ ☐	Grounding Audit: After installation and final system testing of the SanteraOne are completed, a final ground audit must be performed and the results compared against the initial audit. A soft copy of these results are to be sent to Santera’s Customer Support Center and kept on file for the life of the system.
☐ ☐	Power Verification: Power verification is performed after physical installation has been completed to verify that all installed power is connected properly. Power verification confirms that there are no power supply leads connected directly to ground.
☐ ☐

System Clock: During the on-site phase, the customer clock source and the system clock are checked to ensure an in-sync state exist, ensuring that the SanteraOne system’s internal stratum system clock is functioning properly. This test is performed during the staging phase of commissioning. Both the primary and secondary internal clocks should be brought to an in-sync state when connected directly to a Stratum 3 source and when slaving from Tl timing spans. Commissioning the SanteraOne system with the internal clock running in free mode is

Confidential Information of Santera Systems Inc.	26

not acceptable. In each mode of timing proper system reaction must occur during switchover, internal clock failure and loss of primary or secondary clock source.
☐ ☐	External Access Setup: During the on-site phase of final system testing, configuration of external access for Santera Customer Support and Profession Services needs to be provisioned and access tested. If Customer is providing a link for down stream billing it may also be provisioned at this time. Santera is not responsible for access to Customer’s private LAN/WAN.
☐ ☐	T1 Card Loop-back Testing: Each T1 card has 5 connectors to accommodate 5 T1 cables for processing 60 T1 signals. Each T1 connector has 51 pins. A loopback test proves that all channels are capable of carrying traffic. The loopback test requires a special test connector that, when connected to the T1 card connector, loops back each transmit pin to its associated receive pin. The wiring of the special connector is shown below. The pins are connected using no. 24 wire.

Loopback ‘Wiring of 51-Pin Test Connector

From Pin	To Pin	From Pin	To Pin
51 (TXTIP1)	48 (RXRING1)	15 (TXTIP2)	18 (RXRING2)
50 (TXRINGl)	49 (RXTIP1)	16 (TXRING2)	17 (RXTIP2)
47 (TXTIP3)	44 (RXRING3)	32 (TXTIP4)	35 (RXRING4)
46 (TXRING3)	45 (RXTIP3)	33 (TXRING4)	34 (RXTIP4)
31 (TXTIP5)	28 (RXRING5)	10 (TXTIP6)	13 (RXRING6)
30 (TXRING5)	29 (RXTIP5)	11 (TXRING6)	12 (RXTIP6)
43 (TXTIP7)	40 (RXRING7)	6 (TXTIP8)	9 (RXRING8)
42 (TXRING7)	41 (RXTIP7)	7 (TXRING8)	8 (RXTIP8)
39 (TXTIP9)	36 (RXRING9)	23 (TXTIP10)	26 (RXRING10)
38 TXRING9)	37 (RXTIP9)	24 (TXRING10)	25 (RXTIP10)
22 (TXTIP11)	19 (RXRING11)	1 (TXTIP12)	4 (RXRING12)
21 (TXRING11)	20 (RXTIP11)	2 (TXRING12)	3 (RXTIP12)

To perform a loopback test of a T1 card, use the following steps.

1.	Remove all T1 cables to the T1 card that is to be tested.

2.	Connect the test connector to the top of the T1 card.

3.	At the EMS GUI, configure the SM card to sequentially loopback each of the transmit/receive pairs (channels 1 through 12).

4.	At the EMS GUI, set up the built-in bit-error-rate tester (BERT) located on the SM card to generate a pattern of alternate ones and zeros.

5.	Verify that the pattern is received. This test proves that each channel of the card for the connector under test is open and capable of transmitting/receiving traffic.

6.	Remove the test connector from the connector under test. Disregard any CGA alarms generated at this time for the channels being tested.

7.	Connect the T1 cables to the T1 card just tested.

8.	At the DSX panel, loopback channels 1 through 12.

9.	At the EMS GUI verify that the test pattern of alternate ones and zeros is still displayed. This indicates that all Tl cable transmit/receive pairs are capable of carrying traffic.

10.	Repeat steps 2 through 9 for each of the four remaining T1 connectors.

11.	The test is now complete.

Confidential Information of Santera Systems Inc.	27

Exhibit 2 to the Statement of Work

Installation Completion Notice

Installation Site Address:

Customer Name

/ /
City	State	Start Date	Santera Order Number

/ /
Customer		Finish Date	Customer Order Number

Job Description:

Exceptions / Comments (Please list and explain):

Signature below acknowledges successful completion of installation.

Santera Representative:		Customer Representative:

	/ /		/ /
Authorized Signature	Date	Authorized Signature	Date

Name (Please Print)		Name (Please Print)

Confidential Information of Santera Systems Inc.	28

Exhibit D

Acceptance Criteria of the Initial System

The document entitled: SWENGTP003, SanteraOne, Call-through Test Plan, 03/07/03, is incorporated herein by reference as the Acceptance Criteria.

Confidential Information of Santera Systems Inc.	29

Exhibit D-1

Notice of Acceptance

Santera and Customer hereby agree that the Acceptance Criteria outlined under Exhibit D has been met and that the Initial System is deemed accepted by Customer.

Santera Systems Inc.	Arbinet-thexchange, Inc.

By:	By:	/s/ N. M. Hall

Name:	Name:	N. M. Hall

Title:	Title:	SVP Exchange Operations

Date:	Date:	3/07/03

Confidential Information of Santera Systems Inc.	30

Exhibit E

Product Specifications

1. The SanteraOne System Description, document number 990-0015-101, is attached hereto and incorporated herein by reference.

2. Santera will begin development to make BTUP available by December 31, 2003 on a standalone Gateway (i.e. initially without ANSI to ETSI capability) by December 31, 2003, provided that Customer and Santera have both agreed in writing to the requirements by March 31, 2003. In the event that Customer does not provide a purchase order for the London SanteraOne switch by June 30, 2003, Santera may, after that time, delay BTUP availability after giving Customer thirty (30) days written notice. Customer may then continue to maintain the December 31, 2003 schedule by issuing a purchase order for the London switch.

3. BCO 2.0 will provide:

•	Variable CDR Format - where the CDR format can be defined by the user from available fields captured by the SanteraOne

•	EMS CLI interface

•	EMS supports the generation of alarms for unauthorized access attempts

•	Security logs and log handling per GR-815 Section 3.8

•	Additional manual trunk testing capabilities:

-On-Demand Tone Generation: Where a tone at variable frequency and level can be applied to a DS0.

-On-Demand Signaling Test: Where the signaling sequence applicable for a DS0 is verified.

-On-Demand Outpulsing Test: Where the user can manually outpulse a sequence of digits on a DS0 (trunk).

-On-Demand DS0 milliwatt Test: Where an individual DS0 can make a call to the number assigned to the milliwatt test and verify reception of 1004hz tone.

•	Routing engine can identify originating customer either by ANI, originating trunk group or received prefixed digits on shared trunk group

•	Routing engine can accommodate prefixing and stripping, replacing, and adding of digits anywhere in the Called party number. This feature is selectable on a per originating trunk group basis to support calls destined for the same terminating trunk group.

•	Routing engine provides the ability to strip any optional parameters from the outgoing SS7 IAM messages on an individual basis.

•	Block CLI or insert CLI based on origination

•	Class of Service Screening and Routing (COS)

•	Bearer capability routing

•	Transit Network Selector Routing (TNS)

•	AIN 0.2-based network routing

•	STM-1: 1+1 Redundancy

•	Subscriber database with screening (ANI/AUTH)

•	ETSI ISUP: Blue Book and White Book Implementation for the following markets are available: Malaysia and China

•	FTP retrieval of CDRs

•	Support AIN 0.2 (mutually agreed upon triggers)

•	Support multiple routes response per AIN dip into SCP

•	Support FCI (FAI) processing to include data into CDR

•	Support EDPs under AIN protocol (based on a mutually agreed to specification)

Confidential Information of Santera Systems Inc.	31

•	System support for 100K ports per switching node (reference capacity chart in Section 3, BHCA Information)

•	System support for 1.2 M BHCA on 100K ports with a 4 minute hold time (reference capacity chart in Section 3, BHCA Information)

•	Support the following interfaces:

•	DS0 (FR, TDM)

•	T1 / E1 (channelized: FR, ATM)

•	T3 (channelized: FR, ATM)

•	OC-3 (channelized: FR, ATM)

•	T3 / (non-channelized: ATM)

•	OC-3c / STM-1c (ATM,)

•	OC-12C (ATM,)

•	Support T1/E1 on the same shelf

•	System support for 100% redundancy

•	Support no single point of failure

•	System support for hot card swappablity

•	System support for upgradeablity while in service

•	Ability to route advance on received SS7 REL messages

•	Ability to change REL cause codes for messages being released back to the originator

•	Ability to strip SS7 optional parameters from outgoing IAM (per GR-317)

•	Support Bulk Load provisioning

•	Support EMS CLI interface (e.g., to provide moderate routing database updates)

•	Support transport of CDR files from system to Billing Platform via FTP

•	Provide 1 week CDR storage capacity (based on CDR size and configured disk space)

•	Support variable CDR format to include fields from a set of available fields

•	System support to avoid call looping

•	System support for 1400 unique routing destinations

•	System support for 2500 unique Customer Dial Plans (based on dal plan requirements)

•	Echo Cancellation Support

•	Provide Call Processing features to support the following:

•	Support 24 digit outdialing

•	Support 30 digit call screening (from the beginning of the number)

•	Provide screening based on Calling party number and Called party number

•	Manipulation of Called Party Number

•	Block CLI or insert CLI based on origination

•	Identify originating customer either by ANI, originating trunk group or received prefixed digits on a shared trunk group

•	Support digit manipulation (addition or deletion from the beginning of the number) in the Called Party Number, selectable on a per originating group basis to support calls destined for the same terminating group

•	Class of Service (COS) screening and Routing

•	Bearer Capability based Routing

•	Transit Network Selector (TNS) based Routing

•	System support for ANSI SS7, ANSI PRI, and ETSI PRI

•	Support VoATM

•	System support for calls between TDM and Packet switching

•	SNMP/GUI MIB support for Network Fault Management

•	Ability of EMS to support alarm reporting

•	Ability of EMS to generate alarms for unauthorized access attempts

•	Support Security logs and log handling per GR-815 Section 3.8

•	Support Root cause alarming functions

•	Support automatic alarm clearing functions

•	Support manual COT tesing

Confidential Information of Santera Systems Inc.	32

•	Support tone generation and receive test tones

•	Additional manual trunk testing capabilities:

•	On-demand Tone Generation: Where a tone at a variable frequency and level can be applied to a DS0 (trunk)

•	On-demand Signaling Test: Where the signaling sequence applicable for a DS0 is verified

•	On-demand Outpulsing Test: Where the user can manually outpulse a sequence of digits on a DS0

•	On-demand DS0 Milliwatt Test: Where an individual DS0 can make a call to the number assigned to the milliwatt test and verify reception of 1004 Hz tone

Confidential Information of Santera Systems Inc.	33

4. BHCA Information

	BCO 1.3	BCO 2.0	BCO 3.0	Notes
Software availability dates	Now	Now	12/31/2003

BHCA	660,000	1,200,000 (see “Notes” column)	2,000,000	The capability to support 1.2M BHCA will require an OFX equipped with Ultra 3 processors (“Ultra 3”). The Ultra 3 will be available on July 15, 2003.

Port capacity 100% non-blocking, 28,224 AAL1 channels per GW for interconnectivity	84,672	84,672	84,672

Port capacity 50% intergateway, 14112 AAL1 channels per GW for interconnectivity	~250,000	~250,000	~ 250,000	An option to deloading the MGs to 50% of the AAL1 capacity would allow a SanteraOne to grow to approximately 250,000 ports. An alternative for Arbinet to use a core external core ATM switch to provide the AAL1 interconnectivity between the GWs. This would be recommended if the switch capacity is projected to grow quickly.

EMS transaction per second	2	5	5	Based on system and traffic configurations

SCP dips per call	3	3	3

Number of GWs a trunk group can be spread across.	3	3	3	Santera architecture does not limit this capability, to date a single trunk group has been successfully spread across three GWs. Santera would request to test any customer requirement prior to implementation.

Confidential Information of Santera Systems Inc.	34

Amendment No. 1

To the

Master Procurement Agreement

Between

Arbinet-thexchange, Inc.

And

Santera Systems Inc.

Made as of this 5th day of September 2003, between Arbinet-thexchange, Inc., a Delaware corporation having an office at 460 Herndon Parkway, Herndon, VA 10004 (“Customer”) and Santera Systems Inc., a Delaware corporation having an office at 3605 East Plano Parkway, Plano, Texas 75074 (“Santera”).

WHEREAS, Customer and Santera entered into a Master Procurement Agreement dated March 7, 2003 (the “Agreement”); and

WHEREAS, Customer and Santera now wish to amend the Agreement as hereinafter set forth (“Amendment No. 1”).

NOW THEREFORE, the Customer and Santera agree as follows:

1.	The first sentence of Section 5.1 is deleted and replaced with the following:

“Title to the Products shall pass to Customer upon delivery to the FOB Point, as defined below.”

2.	All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, Customer and Santera have caused this Amendment No. 1 to be signed by their duly authorized representatives as of the date first set forth above.

Arbinet-thexchange, Inc.	Santera Systems Inc.

/s/ Peter P. Sach	/s/ J. Orlando
Signature	Signature

Peter P. Sach	J. Orlando
Typed or Printed Name	Type or Printed Name

Chief Administrative Officer & Treasurer	Title

Amendment No. 2

To the

Master Procurement Agreement

Between

Arbinet-thexchange, Inc.

And

Tekelec

Made as of this 31st day of December 2003 (the “Effective Date”), between Arbinet-thexchange, Inc., a Delaware corporation having an office at 460 Herndon Parkway, Herndon, VA 10004 (“Customer”) and Tekelec, a California corporation, on behalf of itself and its majority owned subsidiary Santera Systems Inc., having an office at 3605 East Plano Parkway, Plano, Texas 75074 (“Tekelec”).

WHEREAS, Customer and Santera Systems Inc. (“Santera”) entered into a Master Procurement Agreement dated March 7, 2003 (the “Agreement”); and

WHEREAS, Customer and Santera amended the Agreement on September 5, 2003 (“Amendment No.1”); and

WHEREAS, Santera is now a majority owned subsidiary of Tekelec, and Tekelec agrees to assume the obligations of Santera under the Agreement; and

WHEREAS, Customer and Tekelec now wish to amend the Agreement to add revised pricing to Exhibit B of the Agreement and to identify various commitment dates and payment concessions (“Amendment No. 2”); and

WHEREAS, any terms defined in the Agreement shall have the same meaning and effect when used in this Amendment No. 2.

NOW THEREFORE, the Customer and Tekelec agree to amend the Agreement as follows:

1.	The first sentence of Section 13.1, Term, is deleted and replaced with the following:

“This Agreement shall commence on the Effective Date and will continue until December 31, 2006 (the “Initial Term”), unless either party provides the other party with thirty (30) days prior written notice of its intent to terminate the Agreement as set forth below.”

2.	The following subsections shall supersede or augment Exhibit B of the Agreement.

a.	In consideration of the Volume Commitment, as defined in Section 2.b. below, Tekelec agrees to provide a per-port pricing rate of $36.50 per TDM DSO for Systems using a maximum of fifty-five percent (55%) non-blocking and twenty-percent (20%) trunking configuration, notwithstanding anything contrary to the provisions in the Agreement. Any equipment required to exceed the stated configuration may be purchased by the Customer at the original contract discounted prices as defined in Exhibit B of the Agreement. If the Customer lessens the configuration, Tekelec agrees to discuss possible price adjustments for subsequent purchases.

b.	Customer understands and agrees that the pricing outlined in Section 2.a. above is provided in consideration of Customer’s binding commitment to order and take delivery

Confidential Information	1	12/26/03

of the number of additional ports specified in Table 1 below (the “Volume Commitment”):

Table 1—Volume Commitment (ports)

			4Q03	Total 2003
			16,128	16,128

1Q04	2Q04	3Q04	4Q04	Total 2004
12,300	15,400	6,800	18,900	53,400

1Q05	2Q05	3QO5	4Q05	Total 2005
18,600	17,800	7,100	17,000	60,500

1Q06	2Q06	3Q06	4Q06	Total 2006
16,700	16,300	6,800	16,200	56,000

c.	If Customer fails to meet the annual Volume Commitment, as determined by Tekelec and Customer on December 15th of each calendar year period, Tekelec shall be entitled to invoice Customer and Customer agrees to pay Tekelec, the lesser of an amount equal to (i) the difference between the committed dollar amount (based on the number of ports multiplied by $36.50) and the dollar amount of TDM DSO ports actually purchased by Customer during the applicable annual period, based on a per-DSO charge of $36.50, or (ii) the price of the TDM DSO ports purchased and delivered to Customer at the original pricing set forth in Exhibit B of the Agreement (collectively “i” and “ii” shall be referred to as the “Shortfall Purchase”). TDM DSOs purchased as part of the Shortfall Purchase will be shipped to Customer based on a mutually agreed to shipment schedule.

d.	In the event that Customer does not meet ‘Total 2004” Volume Commitment in Table 1 above, Customer will pay (i) penalties as described in Section 2.c. above, and (ii) an additional penalty amount equal to the difference between “Total 2003” Volume Commitment multiplied by $36.50 per port and the price of the TDM DSO ports purchased and delivered to Customer at the original pricing set forth in Exhibit B of the Agreement.

e.	Customer may purchase ahead of the commitment schedule listed in Table 1 of this Amendment. At such time as all of the 186,028 TDM DSO ports have been purchased, Customer shall not have any further obligation to purchase any additional ports.

f.	Customer will not be charged for the Shortfall Purchase for any period during which Tekelec is unable to fulfill a Purchase Order. If, for reasons solely attributable to Tekelec, Customer is unable to meet the Volume Commitment for a period of greater than ninety (90) days, the price for the TDM DSOs being delayed will be discounted by $0.50, to $36.00 per TDM DSO. If delays continue for a second consecutive period of ninety (90) days to one hundred and eighty (180) days, the price for the TDM DSOs being delayed for that site will be discounted by $1.00, to $35.50 per TDM DSO. If delays continue for a third consecutive period to two hundred and seventy (270) days, the price for the TDM DSOs being delayed will be discounted by $1.50, to $35.00 per TDM DSO. Discounts will be issued in the form of credits that can be applied against open invoices or future purchases.

g.	If, during an annual period of the Volume Commitment, Customer purchases a lesser amount of TDM DSO ports than that required to meet the applicable annual Volume Commitment, Tekelec may, at its option, cancel the Volume Commitment for the upcoming annual period and TDM DSO pricing will revert back to the DSO pricing set forth in Exhibit B of the Agreement. Cancellation of the Volume Commitment will be provided to Customer in writing.

Confidential Information	2	12/26/03

h.	On a quarterly basis, during the first week of each quarter, Customer agrees to use best efforts to provide Tekelec with a written forecast of the Products Customer anticipates ordering, on a per site basis, during the next six (6) month period commencing from the date of the effective date of this Amendment.

i.	Tekelec agrees to the TDM DSO price of $36.50 per port (using Tekelec E-1 interface cards) for international configurations until Tekelec’s STM-1 interface becomes generally available. Following general availability of the STM-1 interface, the $36.50 per TDM DSO price will only be available to Customer when utilizing the STM-1 interface. Expansions via E-l interface cards will be priced at $50.00 per TDM DSO.

j.	Tekelec agrees to the price of $36.50 per TDM DSO for new System installations ordered with a minimum of 16,128 TDM DSO ports (typical configuration 12,096 active, 4,032 redundant). Prior to general availability of the STM-1 interface, the minimum system configuration for an international System shall be 10,800 TDM DSO ports using the Tekelec E1 interface (typical configuration 9,000 active, 1,800 redundant).

k.	Tekelec agrees to the price of $36,50 per TDM DSO for existing System installations provided that (i) the expansion into a new chassis will not occur until the existing chassis capacity has been exhausted, (ii) for installations in North America when expanding an existing chassis, Customer shall order a minimum of 4,032 TDM DSOs per System, (iii) for installations in North America when expanding into a new chassis, Customer shall order a minimum of 12,096 TDM DSOs per expansion BoX (typical configuration 8,064 active, 4,032 redundant), and (iv) for installations outside of North America when expanding an existing chassis, Customer shall order a minimum of 5,400 TDM DSOs per expansion BoX (typical configuration 3,600 active, 1,800 redundant). The number of TDM DSOs changes back to 4,032 upon general availability of Tekelec’s STM-1 interface.

l.	TDM DSO pricing described in this Amendment No. 2 supersedes and replaces the DSO pricing outlined in Exhibit B of the Agreement. All other pricing in Exhibit B, for Services and component level add-ons, remains the same.

m.	In the event that Customer purchases and takes delivery of more than $7,500,000 of Products, Licensed Materials and Services from Tekelec during the term of the Volume Commitment period, Customer may order TDM DSOs for the remainder of the Volume Commitment period at the per port rates described below:

Orders From	Orders Up To	Price per TDM DSO
$7,500,000	$12,500,000	$35.80
$12,500,001	$17,500,000	$35.10
$17,500,001 and over	N/A	$34.40

3.	In consideration of Customer’s agreement to the Volume Commitment set forth under this Amendment No. 2, Tekelec agrees to the incentives listed below (note that several of the incentives were agreed to prior to the execution of this Amendment No. 2).

•	A credit of $200,000 will be made available to Customer on January 1, 2004. beginning January 1, 2004 Customer may apply up to $50,000 per calendar quarter for four (4) consecutive quarters, against invoices equal to or greater than $145,000 received by Customer from Tekelec resulting from purchases made to fulfill the Volume Commitment.

•	An FOA version of the Software feature “Route Advance on ACM” will be delivered to Customer for the New York City expansion and ready for in-service to Customer’s previously agreed to specification on or before February 27, 2004. If Tekelec fails to provide Route Advance on ACM by February 27, 2004, due to delays caused by Tekelec, Tekelec agrees to pay Customer $2,500 per business day (hereinafter “Late Fees”) for

Confidential Information	3	12/26/03

Tekelec’s failure to provide Route Advance on ACM, for up to a total of twenty (20) business days. Payment of Late Fees shall be made in the form of credits issued against future purchases or any then-open invoices. Payment of Late Fees is Customer’s exclusive remedy for Tekelec’s failure to provide Route Advance on ACM as stated above.

•	Tekelec will provide Customer with spares for the New York and London switches (as quoted via e-mail to William Carter of Arbinet on November 4, 2003) at no charge (valued at $198,629). The spares for New York will be delivered to Customer no later than the end of March 2004. The spares for London will be shipped after Customer’s London switch has been placed in-service with BCO 3.0 in April 2004 but no later than May 15, 2004.

•	Payment for Customer’s New York City expansion (Purchase Order 1775) will be due within 5 business days of the date Tekelec delivers Route Advance on ACM.

•	The Warranty start date for all Products/Software shipped to Customer prior to the date of this Amendment will collectively begin on the date of this Amendment, and will extend for a Warranty Period of fifteen (15) months (valued at $42,000).

•	One (1) Technical Support Engineer of Tekelec will be provided on-site for six (6) consecutive months (beginning on a mutually agreeable date), at Customer’s Reston, VA site, at no charge to Customer (valued at $134,400).
•	One (1) Test Support Engineer of Tekelec will be provided on-site for two (2) consecutive months beginning on the date Tekelec delivers BCO 3.0, at Customer’s New York City site, at no charge to Customer (valued at $44,800).

•	One (1) OFX pair was provided to Customer in July of 2003, for Customer’s New York City switch. This OFX pair is being provided at no charge (valued at $149,000).

•	One (1) lab switch was provided to Customer for Customer’s Reston, VA facility in January of 2003. The lab switch is being provided at no charge (valued at $348,662).

•	Technical enhancements to the London switch will be completed by April 15, 2004. Enhancements include (i) ETSI/ANSI Interworking, and (ii) ETSI VI and ETSI V2 support.

4.	All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, Customer and Tekelec have caused this Amendment No. 2 to be signed by their duly authorized representatives as of the date first set forth above.

Arbinet-thexchange, Inc.	Tekelec

/s/ Peter P. Sach	/s/ Ron Buckly
Signature	Signature

Peter P. Sach	Ron Buckly
Typed or Printed Name	Type or Printed Name

CAO & Treasurer	VP and General Counsel
Title	Title

Confidential Information	4	12/26/03

Amendment No. 3

To the

Master Procurement Agreement

Between

Arbinet-thexchange, Inc. and Tekelec

Made as of March 31, 2004 (the “Effective Date”), between Arbinet-thexchange, Inc., a Delaware corporation having an office at 460 Herndon Parkway, Herndon, VA 10004 (“Customer”) and Tekelec, a California corporation, on behalf of itself and its majority owned subsidiary Santera Systems Inc., having an office at 3605 East Plano Parkway, Plano, Texas 75074 (“Tekelec”).

WHEREAS, Customer and Santera Systems Inc. (“Santera”) entered into a Master Procurement Agreement dated March 7, 2003 (the “Agreement”); and

WHEREAS, Santera is now a majority owned subsidiary of Tekelec, and Tekelec has previously agreed to assume the obligations of Santera under the Agreement (pursuant to Amendment No. 2 to the Agreement dated December 31, 2003); and

WHEREAS, Customer and Tekelec now wish to further amend the Agreement as set forth herein (“Amendment No. 3”); and

WHEREAS, any terms defined in the Agreement shall have the same meaning and effect when used in this Amendment No. 3.

NOW THEREFORE, the Customer and Tekelec agree to amend the Agreement as follows:

1.	Section 3.3.1 is added as follows:

Customer understands that this Agreement allows Customer the option of purchasing multiple Systems/subsystems that are able to function independently from one another. Some of these Systems/subsystems may be delivered and placed into service prior to the other Systems/subsystems being delivered or placed into service. If this situation occurs, Customer agrees that the use and payment for each System/subsystem shall not be contingent upon the use and payment of other Systems/subsystems, unless otherwise agreed to in writing by both parties.

2.	All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, Customer and Tekelec have caused this Amendment No. 3 to be signed by their duly authorized representatives as of the date first set forth above.

Arbinet-thexchange, Inc.	Tekelec

/s/ Peter P. Sach	/s/ Lori A. Craven
Signature	Signature

Peter P. Sach	Lori Craven
Typed or Printed Name	Type or Printed Name

C.A.O. & Treasurer	COO
Title	Title

Confidential Information	1	12/26/03

Amendment No. 4

To the

Master Procurement

Agreement

Between Arbinet-thexchange, Inc.

and Tekelec

Made as of May 10th, 2004 (the “Effective Date”), between Arbinet-thexchange, Inc., a Delaware corporation having an office at 460 Herndon Parkway, Herndon, VA 10004 (“Customer”) and Tekelec, a California corporation, on behalf of itself and its majority owned subsidiary Santera Systems Inc., having an office at 3605 East Plano Parkway, Plano, Texas 75074 (“Tekelec”).

WHEREAS, Customer and Santera Systems Inc. (“Santera”) entered into a Master Procurement Agreement dated March 7, 2003 (the “Agreement”); and

WHEREAS, Santera is now a majority owned subsidiary of Tekelec, and Tekelec has previously agreed to assume the obligations of Santera under the Agreement (pursuant to Amendment No. 2 to the Agreement dated December 31, 2003); and

WHEREAS, Customer and Tekelec now wish to amend the Agreement as set forth herein (“Amendment No. 4”); and

WHEREAS, any terms defined in the Agreement shall have the same meaning and effect when used in this Amendment No. 4.

NOW THEREFORE, the Customer and Tekelec agree to amend the Agreement as follows:

1.	Section 5.1.1 is added as follows:

5.1.1 Foreign Shipments. Shipments of Products and/or Licensed Materials to locations outside of the United States (a “Non-US Location”) will be Delivered Duty Paid (“DDP”; Incoterms 2000). Charges for transportation, unique packaging requirements, insurance, duties or any other amounts required to be paid in connection with delivery of the Products/Licensed Materials to the location set forth in the applicable Purchase Order (“International Transportation Charges”) will be initially paid by Tekelec. Tekelec will invoice Customer, and Customer agrees to reimburse Tekelec for all International Transportation Charges.

Risk of loss to the Products will pass upon delivery to the delivery location set forth in the applicable Purchase Order. Title to Products will pass at the time a qualified and reputable transportation carrier takes possession of the Products in the United States; provided, that Tekelec has obtained sufficient insurance coverage for the value of equivalent replacement Products (with at least the same performance and reliability characteristics) and other foreseeable liabilities.

Customer shall have thirty (30) days following receipt of the Products and/or Licensed Materials in which to notify Tekelec in writing or otherwise of any discrepancy in the shipment quantities to Products/Licensed Materials. Customer’s failure to so notify Tekelec shall be deemed conclusive proof that the Products/Licensed Materials were received without visual observable exterior damage and with no discrepancies in the shipment packing list. Tekelec will use best efforts to correct any discrepancies within a reasonable time after being notified thereof.

Confidential Information	1	12/26/03

2.	All other terms of the Agreement remain unchanged.

IN WITNESS WHEREOF, Customer and Tekelec have caused this Amendment No. 4 to be signed by their duly authorized representative as of the date first set forth above.

Arbinet-thexchange, Inc.	Tekelec

/s/ Peter P. Sach	/s/ Lori A. Craven
Signature	Signature

Peter P. Sach	Lori Craven
Typed or Printed Name	Type or Printed Name

CIO & SVP Operations	EVP & COO
Title	Title

Confidential Information	2	12/26/03